Exhibit 4.1

Execution Copy

Ford Credit Floorplan Master Owner Trust A
Issuer

The Bank of New York Mellon
(formerly known as The Bank of New York)
Indenture Trustee
___________________________________

Series 2009-2 Indenture Supplement

Dated as of October 1, 2009

___________________________________

Series 2009-2 Floating Rate Asset Backed Notes,

Class A

Table of Contents

Page

ARTICLE I

Creation of Series 2009-2 Notes

Section 1.01.	Designation.	2

ARTICLE II

Definitions

Section 2.01.	Definitions.	3
Section 2.02.	Other Definitional Provisions	18

ARTICLE III

Servicing Fee

Section 3.01.	Servicing Compensation	19

ARTICLE IV

Rights of Series 2009-2 Noteholders and
Allocation and Application of Collections

i

ARTICLE V

Delivery of Series 2009-2 Notes; Distributions;
Reports to Series 2009-2 Noteholders
ARTICLE VI

Series 2009-2 Amortization Events

Section 6.01.	Series 2009-2 Amortization Events.	37

ARTICLE VII

Series Final Maturity; Final Distributions

Section 7.01.	Series Final Maturity	39

ARTICLE VIII

Miscellaneous Provisions

Section 8.01.	Ratification of Agreement	40
Section 8.02.	Form of Delivery of Series 2009-2 Notes	40
Section 8.03.	Counterparts	40
Section 8.04.	Governing Law	40
Section 8.05.	Effect of Headings and Table of Contents	41

Exhibits

Exhibit A	Form of Class A Note	A-1
Exhibit B	Form of Distribution Date Statement	B-1
Exhibit C	Form of Monthly Allocation and Payment Instruction to Indenture Trustee	C-1

ii

Series 2009-2 Indenture Supplement, dated as of October 1, 2009, between Ford Credit Floorplan Master Owner Trust A, a Delaware statutory trust, as Issuer, and The Bank of New York Mellon (formerly known as The Bank of New York), a New York banking corporation, as Indenture Trustee.

Recitals

A.           Section 2.12 of the Indenture provides, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to authorize the issuance by the Issuer of Notes in one or more Series.

B.           The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, are providing for the creation of the Series 2009-2 Notes and specifying the Principal Terms thereof.

In consideration of the mutual covenants and agreements contained in this Indenture Supplement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Granting Clauses

In addition to the Grant of the Indenture, the Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Series 2009-2 Notes, all of the Issuer's right, title and interest (whether now owned or hereafter acquired) in, to and under the following (collectively, the "Series Collateral"):

(i)           all Collections on the Receivables allocated to the Holders of the Series 2009-2 Notes;

(ii)           all Collections on, if applicable, Interests in Other Floorplan Assets allocated to the Holders of the Series 2009-2 Notes;

(iii)           all Eligible Investments and all monies, instruments, securities, security entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Series Accounts (including any subaccount thereof) and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(iv)           all present and future claims, demands, causes of action and choses in action regarding any of the foregoing and all payments on any of the foregoing and all proceeds of any nature whatsoever regarding any of the foregoing, including all proceeds of the voluntary or involuntary conversion thereof into cash or other liquid property and all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any kind and other forms of obligations and receivables, instruments and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing.

The foregoing Grants are made in trust to secure (a) the Issuer's obligations under the Series 2009-2 Notes equally and ratably without prejudice, priority, or distinction between any Series 2009-2 Note and any other Series 2009-2 Notes, (b) the payment of all other sums payable under the 2009-2 Notes, the Indenture and this Indenture Supplement and (c) the compliance with the terms and conditions of the Series 2009-2 Notes, the Indenture and this Indenture Supplement, all as provided herein or therein.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein.

ARTICLE I

Creation of Series 2009-2 Notes

Section 1.01.    Designation.

(a)           There is hereby created a Series of Notes to be issued by the Issuer on the Closing Date pursuant to the Indenture and this Indenture Supplement to be known as the "Series 2009-2 Floating Rate Asset Backed Notes" or the "Series 2009-2 Notes."  The Series 2009-2 Notes will be issued in one Class, which will be known as the "Series 2009-2 Floating Rate Asset Backed Notes, Class A".  The Series 2009-2 Notes will be due and payable on the Series 2009-2 Final Maturity Date.

(b)           Series 2009-2 will be in Excess Interest Sharing Group One and in Principal Sharing Group One. Series 2009-2 will not be a Shared Enhancement Series or in an Interest Reallocation Group. Series 2009-2 will not be subordinated to any other Series.

(c)           The Series 2009-2 Notes are "Notes" and this Indenture Supplement is an "Indenture Supplement" for all purposes under the Indenture. If any provision of the Series 2009-2 Notes or this Indenture Supplement conflicts with or is inconsistent with any provision of the Indenture, the provisions of the Series 2009-2 Notes or this Indenture Supplement, as the case may be, control.

(d)           Each term defined in Section 2.01 of this Indenture Supplement relates only to Series 2009-2 and this Indenture Supplement and to no other Series or Indenture Supplements.

(e)           Notwithstanding anything to the contrary in the Indenture, the Series 2009-2 Notes will be issued in fully registered form in minimum amounts of $100,000 and in integral multiples of $1,000 in excess thereof (except that one Class A Note may be issued in a different amount so long as such amount exceeds $100,000).

ARTICLE II

Definitions

Section 2.01.    Definitions.

Whenever used in this Indenture Supplement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

"Accumulation Period Factor" means, with respect to any Collection Period, a fraction:

(a)           the numerator of which is equal to the sum of the "Initial Invested Amounts" (as defined in the related Indenture Supplements) of all outstanding Series in Principal Sharing Group One (including Series 2009-2); and

(b)           the denominator of which is equal to the sum of (i) the Initial Invested Amount, plus (ii) the "Initial Invested Amounts" (as defined in the related Indenture Supplements) of all outstanding Series in Principal Sharing Group One (other than Series 2009-2) that are not expected to be in their "Revolving Periods" (as defined in the related Indenture Supplements) from such date to the Expected Final Payment Date;

provided, however, that this definition may be changed at any time upon receipt by the Indenture Trustee of an Officer's Certificate from the Transferors that such change will not have an Adverse Effect.

"Accumulation Period Length" has the meaning specified in Section 4.04(e).

"Accumulation Period Reserve Account" has the meaning specified in Section 4.13(a).

"Accumulation Period Reserve Account Available Amount" means, with respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), the lesser of:

(a)           the amounts on deposit in the Accumulation Period Reserve Account on such Distribution Date (excluding any amounts relating to investment earnings and before giving effect to any (i) deposits made or to be made therein pursuant to Sections 4.04(a)(vii) and (b)(i) on such Distribution Date or (ii) any withdrawal made or to be made therefrom pursuant to Section 4.13(c) on such Distribution Date); and

(b)           the Accumulation Period Reserve Account Required Amount for such Distribution Date.

"Accumulation Period Reserve Account Cash Deposit Subaccount" has the meaning specified in Section 4.13(a).

"Accumulation Period Reserve Account Deposit Amount" means, with respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), the excess of (a) the Accumulation Period Reserve Account Required Amount for such Distribution Date, over (b) the Accumulation Period Reserve Account Available Amount for such Distribution Date.

"Accumulation Period Reserve Account Funding Date" means the Distribution Date occurring in the second Collection Period preceding the scheduled commencement of the Controlled Accumulation Period (or such earlier or later date as may be directed by the Servicer; provided that, if the Accumulation Period Reserve Account Funding Date occurs on a later date, the Accumulation Period Reserve Account is expected to be fully funded by the commencement of the Controlled Accumulation Period).

"Accumulation Period Reserve Account Required Amount" means, with respect to each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and until the Accumulation Period Reserve Account is terminated pursuant to Section 4.13(e), an amount equal to 0.25% of the Class A Note Initial Principal Balance.

"Accumulation Period Reserve Account Securities Subaccount" has the meaning specified in Section 4.13(a).

"Accumulation Period Reserve Draw Amount" means, with respect to any Distribution Date relating to the Controlled Accumulation Period or the first Distribution Date relating to the Early Amortization Period, the excess, if any, of (a) the Covered Amount determined as of such Distribution Date, over (b) the portion of the Available Investor Interest Collections for such Distribution Date constituting net investment earnings from the Reserve Fund, the Principal Funding Account and the Accumulation Period Reserve Account.

"Adjusted Invested Amount" means, with respect to the Series 2009-2 Notes as of any date of determination, the excess of (a) the Invested Amount as of such date, over (b) the amounts on deposit in the Principal Funding Account (excluding amounts relating to investment earnings) on such date; provided that, for the purpose of calculating the Transferor Amount during an Accumulation Period or Amortization Period for this Series, the Adjusted Invested Amount for this Series will be reduced by the amount of any Principal Collections on deposit in the Collection Account (excluding any net investment earnings on amounts on deposit therein) allocable to this Series.

"Adjusted Pool Balance" has the meaning specified in the Indenture.

"Adjustment Payments" has the meaning specified in the Transfer and Servicing Agreements.

"Available Investor Interest Collections" means, with respect to any Distribution Date, an amount equal to the sum of (a) the Investor Interest Collections with respect to such Distribution Date, plus (b) all interest and investment earnings on Eligible Investments credited to the Reserve Fund, the Principal Funding Account and the Accumulation Period Reserve Account (net of losses and investment expenses) during the period commencing on and including the Distribution Date immediately preceding such Distribution Date and ending on but excluding such Distribution Date, plus (c) all withdrawals from the Accumulation Period Reserve Account pursuant to Section 4.13(c); plus (d) on the termination of the Accumulation Period Reserve Account pursuant to Section 4.13(e), all remaining amounts on deposit in the Accumulation Period Reserve Account (excluding amounts relating to investment earnings and after giving effect to Section 4.13(c)), plus (e) the Monthly Transferor Servicing Fee for such Distribution Date.

"Available Investor Principal Collections" means, with respect to any Distribution Date, an amount equal to the excess of (a) the sum of (i) the Investor Principal Collections for such Distribution Date, plus (ii) the Series 2009-2 Excess Funding Amount, plus (iii) any Shared Principal Collections with respect to other Series in Principal Sharing Group One (including any amounts on deposit in the Excess Funding Account that are allocated to Series 2009-2 pursuant to the Indenture for application as Shared Principal Collections), plus (iv) upon the termination of the Reserve Fund pursuant to Section 4.11(e), all remaining amounts on deposit in the Reserve Fund (excluding amounts relating to investment earnings and after giving effect to Section 4.04(b)(iii)), over (b) any Reallocated Principal Collections for such Distribution Date.

"Available Subordinated Amount" means (a) for the first Determination Date, an amount equal to the Required Subordinated Amount for such Determination Date and (b) for any subsequent Determination Date, an amount equal to the lesser of (i) the Required Subordinated Amount for such Determination Date and (ii) an amount equal to:

(A)           the Available Subordinated Amount for the prior Determination Date; minus

(B)           the amount of any Available Transferor Principal Collections used to cover certain shortfalls on the related Distribution Date as provided in Section 4.04(b)(ii); minus

(C)           the amount of the Available Subordinated Amount reallocated to the Invested Amount on the related Distribution Date as provided in Sections 4.05 and 4.06 in order to avoid a reduction of the Invested Amount; plus

(D)           the amount of any Available Investor Interest Collections available to be distributed as provided in Section 4.04(a)(ix) to the Transferor Interest Account for

distribution to the holders of the Transferor Interest in accordance with the Trust Agreement; minus

(E)           the Incremental Subordinated Amount for the prior Determination Date; plus

(F)           the Incremental Subordinated Amount for such Determination Date; minus

(G)           the Subordinated Percentage of the increase in the Series 2009-2 Excess Funding Amount since the prior Distribution Date to the succeeding Distribution Date; plus

(H)           the Subordinated Percentage of the decrease in the Series 2009-2 Excess Funding Amount since the prior Distribution Date to the succeeding Distribution Date; plus

(I)           any increases thereof pursuant to Section 4.09(c).

"Available Transferor Collections" has the meaning specified in Section 4.01(b).

"Available Transferor Interest Collections" has the meaning specified in Section 4.01(b)(iii).

"Available Transferor Principal Collections" has the meaning specified in Section 4.01(b)(iv).

"Back-up Servicing Fee Rate" means 0.009% per annum or such lesser percentage as may be specified by the Back-up Servicer, if any, in an Officer's Certificate delivered to the Indenture Trustee.  If no Back-up Servicing Agreement is in effect on any date of determination, all references to the Back-up Servicing Fee Rate in this Agreement will be deemed to be deleted from this Agreement and to have no further effect.

 "Benefit Plan" means an employee benefit plan or other retirement plan or arrangement that is subject to Title I of ERISA, Section 4975 of the Code or any Similar Law.

"Business Day" has the meaning specified in the Indenture.

"Class A Additional Interest" has the meaning specified in Section 4.02.

"Class A Interest Shortfall" has the meaning specified in Section 4.02.

"Class A Monthly Interest" has the meaning specified in Section 4.02.

"Class A Note Initial Principal Balance" means $1,500,000,000.

"Class A Note Interest Rate" means, with respect to each Interest Period, a per annum rate of 1.55% in excess of LIBOR, as determined on the LIBOR Determination Date with respect to such Interest Period.

"Class A Note Principal Balance" means, as of any date of determination, the Class A Note Initial Principal Balance, minus the aggregate amount of any principal payments made to the Class A Noteholders before such date.

"Class A Noteholder" means the Person in whose name a Class A Note is registered in the Note Register.

"Class A Notes" means any one of the Series 2009-2 Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A.

"Closing Date" means October 9, 2009.

"Code" means the Internal Revenue Code of 1986, as amended.

"Controlled Accumulation Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, $250,000,000; provided, however, that if the Accumulation Period Length is determined to be less than six months pursuant to Section 4.04(e), the Controlled Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period will be equal to (a) the product of (i) the Class A Note Initial Principal Balance, times (ii) the Accumulation Period Factor for such Collection Period, divided by (b) the Required Accumulation Factor Number.

"Controlled Accumulation Period" means, unless an Early Amortization Period has commenced prior thereto, the period beginning on the first day of the March 2012 Collection Period or such later date as is determined in accordance with Section 4.04(e) and ending on the earlier to occur of (a) the close of business on the day immediately preceding the commencement of the Early Amortization Period and (b) the end of the Collection Period immediately preceding the Distribution Date on which the Class A Note Principal Balance will be paid in full.

"Controlled Deposit Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of (a) the Controlled Accumulation Amount for such Distribution Date and (b) any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

"Covered Amount" means, as of any Distribution Date on which the Servicer calculates the Accumulation Period Reserve Draw Amount pursuant to Section 4.13(c), an amount equal to one-twelfth of the product of (a) the amounts on deposit in the Principal Funding Account as of the immediately preceding Distribution Date (excluding amounts relating to investment earnings and after giving effect to any deposit therein on such preceding Distribution Date), times (b) the Class A Note Interest Rate for the related Interest Period.

"DBRS" means DBRS, Inc.

"Dealer Overconcentration" means, for any Determination Date, the excess, if any, of (a) the aggregate amount of the Issuer's Principal Receivables arising in connection with all the Accounts of a Dealer or a group of affiliated Dealers as of the last day of the related Collection Period, over (b) 2% (or 5% in the case of Dealers affiliated with AutoNation, Inc. (or its successors in interest)) of the Pool Balance as of the last day of such Collection Period (or, in either case, a higher percentage so long as the Rating Agency Condition has been satisfied).

"Defaulted Amount" means, for any Determination Date, an amount (never less than zero) equal to (a) the amount of all Principal Receivables that became Defaulted Receivables during the related Collection Period, plus (b) if applicable, the principal portion of any Interests in Other Floorplan Assets that defaulted during the related Collection Period, minus (c) the amount of any such Defaulted Receivables or such Interests in Other Floorplan Assets that, in each case, are subject to reassignment to the Transferors in accordance with the terms of the Transfer and Servicing Agreements (except that if an Insolvency Event occurs with respect to a Transferor, the amount of such Defaulted Receivables that are subject to reassignment to such Transferor will be zero), minus (d) the amount of any such Defaulted Receivables or such Interests in Other Floorplan Assets that, in each case, are subject to assignment to the Servicer in accordance with the terms of the Transfer and Servicing Agreements (except that if an Insolvency Event occurs with respect to the Servicer, the amount of such Defaulted Receivables that are subject to assignment to the Servicer will be zero).

"Deficit Controlled Accumulation Amount" means (a) for the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such first Distribution Date, over the amount deposited into the Principal Funding Account on such first Distribution Date and (b) for each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date, over the amount deposited into the Principal Funding Account on such subsequent Distribution Date.

"Development Dealer Overconcentration" means, for any Determination Date, the excess, if any, of (a) the aggregate amount of the Issuer's Principal Receivables that are Development Dealer Receivables as of the last day of the related Collection Period, over (b) 4% of the Pool Balance as of the last day of such Collection Period (or, a higher percentage so long as the Rating Agency Condition has been satisfied).

"Development Dealer Receivables" has the meaning specified in the Transfer and Servicing Agreements.

"Distribution Date" means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing on November 16, 2009.

"Distribution Date  Statement" has the meaning specified in Section 5.04(a).

"Early Amortization Period" means the period beginning on the first day of the Collection Period in which an Amortization Event with respect to Series 2009-2 occurs (or, if the Servicer is required to make daily deposits of Collections into the Collection Account pursuant to Section 8.04(b) of the Indenture, on the day on which such an Amortization Event occurs) and ending on the earlier to occur of (a) the end of the Collection Period immediately preceding the Distribution Date on which the Class A Note Principal Balance will be paid in full and (b) the Series 2009-2 Final Maturity Date.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Excess Interest Collections" has, with respect to Series 2009-2, the meaning specified in Section 4.07.

"Excess Transferor Percentage" means:

(a)           for allocating Interest Collections with respect to any Collection Period, the percentage (not less than 0%) equal to 100%, minus the sum of (i) the sum of the "Floating Investor Percentages" (as defined in the related Indenture Supplements) for all outstanding Series (including Series 2009-2) with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Trust Available Subordinated Amount as of the Determination Date occurring in the immediately preceding Collection Period, and the denominator of which is the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period; and

(b)           for allocating Principal Collections with respect to any Collection Period, the percentage (not less than 0%) equal to 100%, minus the sum of (i) the "Floating Investor Percentages" (as defined in the related Indenture Supplements) for all outstanding Series (including Series 2009-2) that are in their "Revolving Periods" (as defined in the related Indenture Supplements) with respect to such Collection Period and the "Fixed Investor Percentages" (as defined in the related Indenture Supplements) for all outstanding Series (including Series 2009-2) that are not in their "Revolving Periods" (as defined in the related Indenture Supplements) with respect to such Collection Period and (ii) the percentage equivalent of a fraction, the numerator of which is the Trust Available Subordinated Amount as of the Determination Date occurring in the immediately preceding Collection Period, and the denominator of which is the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period.

"Expected Final Payment Date" means the September 2012 Distribution Date.

"Fixed Investor Percentage" means, with respect to any Collection Period (or portion thereof occurring after the end of the Revolving Period), the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Invested Amount as of the close of business on the last day of the Revolving Period and (b) the denominator of which is the greater of (i) the

Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period and (ii) the sum of the numerators used to calculate the applicable "Investor Percentages" (as defined in the related Indenture Supplements) for allocating Principal Collections to all outstanding Series (including Series 2009-2) with respect to such Collection Period.

"Fleet Overconcentration" means, for any Determination Date, the excess, if any, of (a) the aggregate amount of the Issuer's Principal Receivables that are Fleet Receivables as of the last day of the related Collection Period, over (b) 4% of the Pool Balance as of the last day of such Collection Period (or, a higher percentage so long as the Rating Agency Condition has been satisfied).

"Floating Investor Percentage" means, with respect to any Collection Period, the percentage equivalent (not to exceed 100%) of a fraction (a) the numerator of which is the Adjusted Invested Amount as of the close of business on the last day of the immediately preceding Collection Period (or with respect to the first Collection Period, the Initial Invested Amount) and (b) the denominator of which is the Adjusted Pool Balance as of the close of business on the last day of the immediately preceding Collection Period (or with respect to the first Collection Period, the Adjusted Pool Balance as of the Series Cut-Off Date).

"Incremental Subordinated Amount" means, for any Determination Date, the product of:

(a)           a fraction, (i) the numerator of which is the greater of (A) zero and (B) an amount equal to (1) the Adjusted Invested Amount as of the related Distribution Date (after giving effect to any changes to be made in such amount on such Distribution Date), plus (2) the product of the Initial Invested Amount multiplied by the excess of the Required Pool Percentage over 100%, plus (3) the Required Subordinated Amount on such Determination Date (without giving effect to the Incremental Subordinated Amount), minus (4) the Series 2009-2 Excess Funding Amount as of such Determination Date (after giving effect to any changes in such amount on such Determination Date) and (ii) the denominator of which is the Pool Balance as of such Determination Date; times

(b)           the Non-Conforming Receivable Amount as of such Determination Date.

"Indenture" means the Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of May 1, 2008, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

"Indenture Supplement" means this Series 2009-2 Indenture Supplement, as the same may be amended, supplemented or otherwise modified from time to time.

"Initial Invested Amount" means, with respect to the Series 2009-2 Notes, $1,500,000,000.

"Interest Collections Shortfall" has, with respect to Series 2009-2, the meaning specified in Section 4.07.

"Interest Period" means, with respect to any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

"Invested Amount" means, with respect to the Series 2009-2 Notes as of any date of determination, an amount equal to (a) the Class A Note Initial Principal Balance, minus (b) the aggregate amount of any principal payments made to the Class A Noteholders before such date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs immediately before such date.

"Investor Charge-Off" has the meaning specified in Section 4.05.

"Investor Default Amount" means, with respect to any Distribution Date, an amount equal to the product of (a) the Floating Investor Percentage for the related Collection Period, times (b) the Defaulted Amount for such Collection Period.

"Investor Interest Collections" means, with respect to any Distribution Date, an amount equal to the product of (a) the Floating Investor Percentage for the related Collection Period, times (b) the Interest Collections for such Collection Period.

"Investor Percentage" means, with respect to any Collection Period (a) with respect to Interest Collections and Defaulted Amounts at any time and Principal Collections during the Revolving Period, the Floating Investor Percentage and (b) with respect to Principal Collections during the Controlled Accumulation Period or the Early Amortization Period, the Fixed Investor Percentage.

"Investor Principal Collections" means, with respect to any Distribution Date, an amount equal to the sum of (a) the product of (i) the Investor Percentage applicable for the related Collection Period, times (ii) Principal Collections for such Collection Period, plus (b) any Available Investor Interest Collections, Reserve Fund Available Amounts, Excess Interest Collections from other Series in Excess Interest Sharing Group One and Available Transferor Collections that, as provided in Sections 4.04(a) and (b), are to be treated as Investor Principal Collections with respect to such Distribution Date.

"LIBOR" means, with respect to any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Indenture Trustee for such Interest Period pursuant to Section 4.12.

"LIBOR Determination Date" means, with respect to any Interest Period, the date that is two London Banking Days prior to the commencement of such Interest Period.

"London Banking Day" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

"Manufacturer Overconcentration" means, for any Determination Date, either:

(a)           the excess, if any, of (i) the aggregate amount of the Issuer's Principal Receivables that relate to a particular Manufacturer (other than Ford or one of its associated Manufacturers) with a long-term credit rating of at least "A-" by Standard & Poor's and Fitch (if rated by Fitch), and "A3" by Moody's (if rated by Moody's) as of the last day of the related Collection Period, over (ii) 10% of the Pool Balance as of the last day of such Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied); or

(b)           the excess, if any, of (i) the aggregate amount of the Issuer's Principal Receivables that relate to a particular Manufacturer (other than Ford or one of its associated Manufacturers) with a long-term credit rating of "BBB+" or lower by Standard & Poor's or unrated by Standard & Poor's, or "BBB+" or lower by Fitch (if rated by Fitch), or "Baa1" or lower by Moody's (if rated by Moody's) as of the last day of the related Collection Period, over (ii) 6% of the Pool Balance as of the last day of such Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

"Medium & Heavy Truck Overconcentration" means, for any Determination Date, the excess, if any, of (a) the aggregate amount of the Issuer's Principal Receivables that are Medium & Heavy Truck Receivables as of the last day of the related Collection Period, over (b) 2% of the Pool Balance as of the last day of such Collection Period (or, a higher percentage so long as the Rating Agency Condition has been satisfied).

"Monthly Back-up Servicing Fee" means, with respect to any Distribution Date, an amount equal to the greater of (a) one-twelfth of the product of (i) the Back-up Servicing Fee Rate, (ii) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the "Floating Investor Percentages" (as defined in the related Indenture Supplements) for all outstanding Series (including Series 2009-2) with respect to such Collection Period and (iii) the total amount of Principal Receivables and, if applicable, the principal portion of any Interests in Other Floorplan Assets as of the close of business on the last day of the immediately preceding Collection Period, and (b) $4,000.  If no Back-up Servicing Agreement is in effect on any date of determination, all references to the Monthly Back-up Servicing Fee in this Agreement will be deemed to be deleted from this Agreement and to have no further effect.

"Monthly Principal Amount" means the monthly principal distributable in respect of the Series 2009-2 Notes as determined pursuant to Section 4.03.

"Monthly Principal Payment Rate" means, with respect to any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is the Principal Collections with respect to such Collection Period and (b) the denominator of which is the Pool Balance as of the first day of such Collection Period.

"Monthly Servicing Fee" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the "Floating Investor Percentages" (as defined in the related Indenture Supplements) for all outstanding Series (including Series 2009-2) with respect to such Collection Period and (c) the total amount of Principal Receivables and, if applicable, the principal portion of any Interests in Other Floorplan Assets as of the close of business on the last day of the immediately preceding Collection Period, or with respect to the first Collection Period, the total amount of Principal Receivables as of the Series Cut-Off Date, in either case, excluding the principal portion of any Interests in Other Floorplan Assets owned by the Issuer that are not serviced by the Servicer.

"Monthly Transferor Servicing Fee" means, with respect to any Distribution Date, an amount equal to one-twelfth of the product of (a) the product of (i) the sum of the Servicing Fee Rate and the Back-up Servicing Fee Rate, (ii) 100% minus the sum of the "Floating Investor Percentages" (as defined in the related Indenture Supplements) for all outstanding Series (including Series 2009-2) with respect to such Collection Period and (iii) the total amount of Principal Receivables and, if applicable, the principal portion of any Interests in Other Floorplan Assets as of the close of business on the last day of the immediately preceding Collection Period, and (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the "Floating Investor Percentages" (as defined in the related Indenture Supplements) for all outstanding Series (including Series 2009-2) with respect to such Collection Period.

"Non-Conforming Receivable Amount" means, for any Determination Date, the excess, if any, of:

(a)           the sum of (i) Principal Receivables constituting Ineligible Receivables for such Determination Date, plus (ii) the aggregate amount of Dealer Overconcentrations, Development Dealer Overconcentrations, Fleet Overconcentrations, Manufacturer Overconcentrations, Medium & Heavy Truck Overconcentrations and Used Vehicle Overconcentrations for such Determination Date; over

(b)           the sum of (i) Principal Receivables constituting Ineligible Receivables that became Defaulted Receivables during the period beginning on the immediately preceding Determination Date and ending on the day immediately preceding the current Determination Date, plus (ii) the aggregate amount of Principal Receivables contributing to Dealer Overconcentrations, Development Dealer Overconcentrations, Fleet Overconcentrations, Manufacturer Overconcentrations, Medium & Heavy Truck

Overconcentrations and Used Vehicle Overconcentrations that, in each case, became Defaulted Receivables during the period beginning on the immediately preceding Determination Date and ending on the day immediately preceding the current Determination Date.

"Percentage Interest" means the portion of the Transferor Interest, expressed as a percentage, as stated on the face of each Certificate (as defined in the Trust Agreement), if certificated, and otherwise as indicated in the books and records of the Owner Trustee in accordance with the Trust Agreement.

"Pool Balance" has the meaning specified in the Indenture.

"Principal Funding Account" has the meaning specified in Section 4.10(a).

"Principal Funding Account Cash Deposit Subaccount" has the meaning specified in Section 4.10(a).

"Principal Funding Account Securities Subaccount" has the meaning specified in Section 4.10(a).

"Principal Sharing Group One" means Series 2009-2 and each other Series specified in the related Indenture Supplements to be included in Principal Sharing Group One.

"Principal Shortfall" has, with respect to Series 2009-2, the meaning specified in Section 4.08.

"Principal Terms" has the meaning specified in the Indenture.

"Rating Agency" means each of Standard & Poor's, Moody's and DBRS.

"Rating Agency Condition" means, for any action or request, that (a) Standard & Poor's and DBRS have notified the Transferors, the Servicer, and the Indenture Trustee that such action or request will not result in a reduction or withdrawal of its then-current rating of any of the Notes of this Series and (b) the Issuer has given at least ten Business Days' prior written notice to Moody's (such notice to be provided to the lead rating analyst), and Moody's has not notified the Transferors, the Servicer and the Indenture Trustee in writing that such action will result in such Rating Agency reducing or withdrawing its then current rating on any of the Notes of this Series; provided, that Moody's may, at its option, notify the Transferors, the Servicer and the Indenture Trustee that such action or request will not result in a reduction or withdrawal of its then-current rating of any of the Notes of this Series.

"Reallocated Principal Collections" means, with respect to any Distribution Date, the amount of Investor Principal Collections applied in accordance with Section 4.06 in an amount not to exceed the Available Subordinated Amount for that Distribution Date (after giving effect to any change in that amount on that date).

"Reassignment Amount" means, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Class A Note Principal Balance on such Distribution Date, plus (b) the Class A Monthly Interest for such Distribution Date, together with any Class A Monthly Interest previously due but not paid to the Series 2009-2 Noteholders on prior Distribution Dates, plus (c) any Class A Additional Interest for such Distribution Date.

"Reference Banks" means four major banks in the London interbank market selected by the Servicer.

"Required Accumulation Factor Number" means a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest Monthly Principal Payment Rate on the Accounts, expressed as a decimal, for the twelve months preceding the date of such calculation; provided, however, that this definition may be changed at any time upon receipt by the Indenture Trustee of an Officer's Certificate from the Servicer that such change will not have an Adverse Effect.

"Required Pool Percentage" means, 104%, except that the Transferors may reduce this percentage so long as the Rating Agency Condition is satisfied.

"Required Subordinated Amount" means, as of any date of determination, the sum of:

(a)           the greater of (i) zero and (ii) the product of (A) the Subordinated Percentage, times (B) the excess of the Initial Invested Amount over the Series 2009-2 Excess Funding Amount on such date (after giving effect to any changes in such amount on such date); plus

(b)           the Incremental Subordinated Amount for such date.

"Required Transferor Amount" has the meaning specified in the Indenture.

"Reserve Fund'' has the meaning specified in Section 4.11(a).

"Reserve Fund Available Amount" means, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Fund on such date (excluding any net investment earnings on amounts on deposit therein and before giving effect to any (i) deposit made or to be made therein pursuant to Section 4.04(a) on such date or (ii) any withdrawal made or to be made therefrom pursuant to Section 4.04(b)(iii) on such date) and (b) the Reserve Fund Required Amount for such Distribution Date.

"Reserve Fund Cash Deposit Subaccount" has the meaning specified in Section 4.11(a).

"Reserve Fund Deposit Amount" means, with respect to any Distribution Date, the excess, if any, of (a) the Reserve Fund Required Amount for such Distribution Date, over (b) the Reserve Fund Available Amount for such Distribution Date.

"Reserve Fund Initial Amount" means $15,000,000.

"Reserve Fund Required Amount" means, with respect to any Distribution Date, an amount equal to the product of 1.00%, times the Adjusted Invested Amount on such Distribution Date (after giving effect to any changes therein on such Distribution Date); provided, however, that the Reserve Fund Required Amount for the Closing Date is the Reserve Fund Initial Amount; provided, further, that for any Distribution Date with respect to the Early Amortization Period, the Reserve Fund Required Amount for such Distribution Date will be the product of 5.00%, times the Class A Note Initial Principal Balance; and, provided, further, that the Transferors may reduce either of these percentages so long as the Rating Agency Condition is satisfied.

"Reserve Fund Securities Subaccount" has the meaning specified in Section 4.11(a).

"Reuters Screen LIBOR01 Page" means the display page currently so designated on the Reuters Capital Markets service (or such other page as may replace such page in that service for the purpose of displaying comparable rates or prices).

"Revolving Period" means the period beginning on the Closing Date and ending on the earlier of the close of business on the day immediately preceding the date on which the Controlled Accumulation Period or the Early Amortization Period commences.

"Securities Intermediary" has the meaning specified in the Indenture.

"Series 2009-2" means the Series of Notes, the Principal Terms of which are specified in this Indenture Supplement.

"Series 2009-2 Amortization Event" has the meaning specified in Section 6.01.

"Series 2009-2 Excess Funding Amount" means, as of any date of determination, the product of (a) the amount on deposit in the Excess Funding Account (excluding amounts relating to investment earnings) on such date, times (b) a fraction (i) the numerator of which is the Adjusted Invested Amount as of such date and (ii) the denominator of which is the sum of the adjusted invested amounts of each outstanding Series (including Series 2009-2) being allocated a portion of the funds on deposit in the Excess Funding Account.

"Series 2009-2 Final Maturity Date" means the September 2014 Distribution Date.

"Series 2009-2 Note" means a Class A Note.

"Series 2009-2 Noteholder" means a Class A Noteholder.

"Series 2009-2 Noteholders' Collateral" means the Noteholders' Collateral for Series 2009-2.

"Series Account Cash Deposit Subaccounts" means, with respect to Series 2009-2, the Principal Funding Account Cash Deposit Subaccount, the Reserve Fund Cash Deposit Subaccount and the Accumulation Period Reserve Account Cash Deposit Subaccount.

"Series Accounts" means, with respect to Series 2009-2, the Principal Funding Account, the Reserve Fund and the Accumulation Period Reserve Account.

"Series Account Securities Subaccounts" means, with respect to Series 2009-2, the Principal Funding Account Securities Subaccount, the Reserve Fund Securities Subaccount and the Accumulation Period Reserve Account Securities Subaccount.

"Series Collateral" has the meaning specified in the Granting Clauses of this Indenture Supplement.

"Series Cut-Off Date" means the close of business on September 30, 2009.

"Servicing Fee Rate" means 1% per annum or such lesser percentage as may be specified by the Servicer in an Officer's Certificate delivered to the Indenture Trustee stating that, in the reasonable belief of the Servicer, such change in percentage will not result in an Adverse Effect.

"Shared Principal Collections" has, with respect to Series 2009-2, the meaning specified in Section 4.08.

"Similar Law" means any federal, state, local or non-U.S. law or regulation substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

"Subordinated Percentage" means the percentage equivalent of a fraction (a) the numerator of which is the Subordination Factor and (b) the denominator of which is the excess of 100%, over the Subordination Factor.

"Subordination Factor" means, for the Series 2009-2 Notes, 32.00%.

"Transferor Amount" has the meaning specified in the Indenture.

"Transferor Interest Collections" means, with respect to any Collection Period, the product of (a) the applicable Transferor Percentage for such Collection Period, times (b) the Interest Collections for such Collection Period.

"Transferor Percentage" has the meaning specified in the Indenture.

"Transferor Principal Collections" means, with respect to any Collection Period, the product of (a) the applicable Transferor Percentage for such Collection Period, times (b) the Principal Collections for such Collection Period.

"Transition Costs" has the meaning specified in the Transfer and Servicing Agreements.

"Trust Available Subordinated Amount" means, as of any date of determination, the sum of the "Available Subordinated Amounts" (as defined in the related Indenture Supplements) as of such date for all outstanding Series (including Series 2009-2).

"Used Vehicle Overconcentration" means, for any Determination Date, the excess, if any, of (a) the aggregate amount of the Issuer's Principal Receivables relating to Used Vehicles as of the last day of the related Collection Period, over (b) 20% of the Pool Balance as of the last day of such Collection Period (or a higher percentage so long as the Rating Agency Condition has been satisfied).

Section 2.02.   Other Definitional Provisions.

(a)           All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture, the Transfer and Servicing Agreement or the Trust Agreement, as applicable.  For the avoidance of doubt, the defined term "Transferor" includes Ford Credit Floorplan Corporation, in its capacity as transferor to Ford Credit Floorplan Master Owner Trust B, and the defined term "Transfer and Servicing Agreement" includes the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of August 16, 2001, as amended and restated as of October 1, 2009, among Ford Credit Floorplan Corporation, as transferor, Ford Motor Credit Company LLC, as servicer, and Ford Credit Floorplan Master Owner Trust B.

(b)           All terms defined in this Indenture Supplement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           As used in this Indenture Supplement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture Supplement or in any such certificate or other document, and accounting terms partly defined in this Indenture Supplement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Indenture Supplement. To the extent that the definitions of accounting terms in this Indenture Supplement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Indenture Supplement or in any such certificate or other document control.

(d)           Unless otherwise specified, references to any dollar amount as of any particular date means such amount at the close of business on such day.

(e)           The words "hereof," "herein" and "hereunder" and words of similar import when used in this Indenture Supplement refer to this Indenture Supplement as a whole and not to any particular provision of this Indenture Supplement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this

Indenture Supplement, unless otherwise specified.  The term "including" means "including without limitation."

ARTICLE III

Servicing Fee

Section 3.01.   Servicing Compensation.

The share of the Servicing Fee allocable to the Series 2009-2 Noteholders with respect to any Distribution Date is equal to the Monthly Servicing Fee.  The portion of the Servicing Fee that is not allocable to the Series 2009-2 Noteholders will be paid by the holders of the Transferor Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event will the Issuer, the Indenture Trustee or the Series 2009-2 Noteholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Interest or the Noteholders of any other Series.

ARTICLE IV

Rights of Series 2009-2 Noteholders
and Allocation and Application of Collections

Section 4.01.   Collections and Allocations.

(a)           Allocations.  As provided in Section 8.04(a) of the Indenture, Interest Collections and Principal Collections, as well as Defaulted Receivables, will be allocated between Series 2009-2 and the Transferor Interest and then applied in respect thereof pursuant to this Article IV.

(b)           Allocations to Transferor Interest.  The Servicer will on each Deposit Date make the following allocations to the Transferor Interest:

(i)           an amount equal to the product of the Excess Transferor Percentage for the related Collection Period and the Interest Collections for such Collection Period will be deducted from the Transferor Interest Collections for such Collection Period and distributed to the Transferor Interest Account for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement; provided, that  an amount equal to the Monthly Transferor Servicing Fee for each Series (including Series 2009-2) will be deducted from the amount to be distributed to the holders of the Transferor Interest and such amount will be deposited into the Collection Account;

(ii)           an amount equal to the product of the Excess Transferor Percentage for the related Collection Period and the Principal Collections for such Collection Period will be deducted from the Transferor Principal Collections for such Collection Period and distributed to the Transferor Interest Account for distribution to the holders of the

Transferor Interest in accordance with the Trust Agreement, but only to the extent that the Transferor Amount on such Deposit Date (determined after giving effect to any Principal Receivables or, if applicable, Interests in Other Floorplan Assets transferred to the Issuer) exceeds the Required Transferor Amount for the immediately preceding Determination Date; provided, that an amount equal to the Monthly Transferor Servicing Fee for each Series (including Series 2009-2) not distributed pursuant to clause (i) above will be deducted from the amount to be distributed to the holders of the Transferor Interest and such amount will be deposited into the Collection Account;

(iii)           an amount equal to the excess of (A) the Transferor Interest Collections for the related Collection Period, over (B) the amount calculated pursuant to clause (i) above will constitute "Available Transferor Interest Collections" for such Collection Period; and

(iv)           an amount equal to the excess of (A) the Transferor Principal Collections for the related Collection Period, over (B) the amount calculated pursuant to clause (ii) above will constitute "Available Transferor Principal Collections" for such Collection Period.

Unless the Servicer is allocating pursuant to another method which satisfies the Rating Agency Condition for each outstanding Series, the sum of Available Transferor Interest Collections and Available Transferor Principal Collections for any Collection Period (such sum being "Available Transferor Collections" for such Collection Period) will be deposited into the Collection Account for application as provided herein and in any other Indenture Supplements, but only to the extent that (i) (A) such funds are needed to cover (pursuant to Section 4.04(b)(ii)) shortfalls in distributions and deposits required to be made from Available Investor Interest Collections for the related Distribution Date and Excess Interest Collections for such Distribution Date available for the Series 2009-2 Notes from other Series in Excess Interest Sharing Group One or (B) such funds are needed to cover similar shortfalls for other Series or (ii) during an Early Amortization Period, such funds (with respect to Available Transferor Principal Collections, in an amount not to exceed the Available Subordinated Amount) are needed to cover amounts payable pursuant to Section 4.04(c)(i) for the related Distribution Date. Any remaining Available Transferor Collections not required to be deposited into the Collection Account will be distributed to the Transferor Interest Account for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement, but only to the extent that the Transferor Amount on such Deposit Date (determined after giving effect to any Principal Receivables or, if applicable, Interests in Other Floorplan Assets transferred to the Issuer) exceeds the Required Transferor Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Determination Date).

The allocations made from Collections in respect of the Transferor Interest pursuant to this Section 4.01(b) do not apply to funds deposited into the Collection Account that do not represent Collections. Such funds that do not represent Collections include payment of the purchase price for the Noteholders' Collateral pursuant to Section 2.03(c) or 6.01 of the Transfer and Servicing Agreements or Section 5.05 or 11.04 of the Indenture.

(c)           Allocations to Series 2009-2.  The Servicer will on each Deposit Date allocate to the Series 2009-2 Noteholders and deposit into the Collection Account for application as provided herein the following amounts:

(i)           an amount equal to the sum of (A) the product of the Floating Investor Percentage for the related Collection Period and the Interest Collections for such Collection Period and (B) the Monthly Transferor Servicing Fee, but only to the extent necessary to cause the amounts then on deposit in the Collection Account due to deposits therein pursuant to this clause (i) to equal the amounts to be distributed on the related Distribution Date pursuant to clauses (i) through (xii) of Section 4.04(a); and

(ii)           an amount equal to the product of the Investor Percentage applicable for the related Collection Period and the Principal Collections for such Collection Period, but only to the extent necessary to cause the amounts then on deposit in the Collection Account due to deposits therein pursuant to this clause (ii) to equal the amounts to be distributed on the related Distribution Date pursuant to Section 4.04(b)(iv) or (c), as applicable.

Section 4.02.   Determination of Monthly Interest.

The amount of monthly interest (the "Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Notes on any Distribution Date will be calculated by the Servicer and will be an amount equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period, times (iii) the Class A Note Principal Balance as of the close of business on the last day of the related Collection Period.

On the Determination Date relating to each Distribution Date, the Servicer will determine the excess, if any (such excess, the "Class A Interest Shortfall"), of (1) the Class A Monthly Interest for such Distribution Date, over (2) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Distribution Date. If the Class A Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A Interest Shortfall is fully paid, an additional amount (the "Class A Additional Interest") calculated by the Servicer and equal to the product of (i) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to the related Interest Period, times (iii) such Class A Interest Shortfall (including any unpaid Class A Interest Shortfalls for prior Distribution Dates) will be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, the Class A

Additional Interest will be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

Section 4.03.   Determination of Monthly Principal Amount.

The amount of monthly principal distributable from the Collection Account with respect to the Class A Notes on each Distribution Date (the "Monthly Principal Amount"), beginning with the Distribution Date in the month following the month in which the Controlled Accumulation Period or, if earlier, the Early Amortization Period, begins, will be equal to the least of (i) the Available Investor Principal Collections with respect to such Distribution Date, (ii) for each Distribution Date with respect to the Controlled Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (iii) the Adjusted Invested Amount as of such Distribution Date (after taking into account any adjustments to be made on such Distribution Date pursuant to Sections 4.05 and 4.06).

Section 4.04.   Application of Available Funds on Deposit in Collection Account and Other Sources.

(a)           On each Distribution Date, the Servicer will apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Investor Interest Collections with respect to such Distribution Date on deposit in the Collection Account to make the following distributions or deposits in the following priority:

(i)           an amount equal to the Class A Monthly Interest for such Distribution Date, together with any Class A Monthly Interest previously due but not paid to the Class A Noteholders on prior Distribution Dates and any Class A Additional Interest for such Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders;

(ii)           an amount equal to the fees, expenses and indemnities due to the Owner Trustee, the Delaware Trustee and the Indenture Trustee for the Series 2009-2 Notes, and any expenses incurred by the Issuer for the Series 2009-2 Notes in accordance with the Transaction Documents, in each case, to the extent not paid by the Servicer or the Administrator, up to a maximum of $150,000 per year, will be distributed to the Owner Trustee, the Delaware Trustee, the Indenture Trustee and the Issuer, as applicable;

(iii)           pro rata (A) an amount equal to the Monthly Back-up Servicing Fee for such Distribution Date, if any, together with any Monthly Back-up Servicing Fees previously due but not distributed to the Back-up Servicer on prior Distribution Dates, will be distributed to the Back-up Servicer, and (B) if Ford Credit or one of its Affiliates is no longer the Servicer, an amount equal to the Monthly Servicing Fee for such Distribution Date, together with any Monthly Servicing Fees previously due but not distributed to the Servicer on prior Distribution Dates, will be distributed to the Servicer

(unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.04(c) of the Indenture);

(iv)           an amount equal to the Investor Default Amount for such Distribution Date will be treated as Investor Principal Collections for such Distribution Date;

(v)           an amount equal to the Reserve Fund Deposit Amount for such Distribution Date will be deposited into the Reserve Fund;

(vi)           an amount equal to the sum of Investor Charge-Offs that have not been previously reimbursed will be treated as Investor Principal Collections for such Distribution Date;

(vii)           beginning on the Accumulation Period Reserve Account Funding Date, an amount equal to the Accumulation Period Reserve Account Deposit Amount for such Distribution Date will be deposited into the Accumulation Period Reserve Account;

(viii)           if Ford Credit or one of its Affiliates is the Servicer, an amount equal to the Monthly Servicing Fee for such Distribution Date, together with any Monthly Servicing Fees previously due but not distributed to the Servicer on prior Distribution Dates, will be distributed to the Servicer (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.04(c) of the Indenture);

(ix)           an amount equal to the excess of the Required Subordinated Amount over the Available Subordinated Amount will be distributed to the Transferor Interest Account for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement to increase the Available Subordinated Amount by the amount so distributed (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.04(c) of the Indenture);

(x)           an amount equal to the fees, expenses and indemnities due to the Owner Trustee, the Delaware Trustee and the Indenture Trustee for the Series 2009-2 Notes, and any expenses incurred by the Issuer for the Series 2009-2 Notes in accordance with the Transaction Documents, in each case, to the extent not paid by the Servicer or the Administrator or pursuant to clause (ii) above, will be distributed to the Owner Trustee, the Delaware Trustee, the Indenture Trustee and the Issuer, as applicable;

(xi)           pro rata, (A) any amounts due to the Back-up Servicer under the Back-up Servicing Agreement and remaining unpaid will be distributed to the Back-up Servicer and (B) any Transition Costs incurred by the Successor Servicer in excess of the amount on deposit in the Back-up Servicer Reserve Account will be distributed to the Successor Servicer;

(xii)           an amount equal to the Interest Collections Shortfalls for other outstanding Series in Excess Interest Sharing Group One will be treated as Excess Interest Collections available from Series 2009-2 and applied to cover the Interest Collections Shortfalls for other outstanding Series in Excess Interest Sharing Group One; and

(xiii)           all remaining Available Investor Interest Collections for such Distribution Date will be distributed to the Transferor Interest Account for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.04(c) of the Indenture).

(b)           If Available Investor Interest Collections with respect to any Distribution Date are insufficient to distribute or deposit the full amounts required under certain of the clauses of Section 4.04(a), the Servicer will apply, or direct the Indenture Trustee to apply by written instructions to the Indenture Trustee, on such Distribution Date available funds from the following sources in the following order to make up any shortfalls:

(i)           from Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (xi) of Section 4.04(a) in that order;

(ii)           from Available Transferor Interest Collections and Available Transferor Principal Collections (with respect to Available Transferor Principal Collections, in an amount not exceeding the Available Subordinated Amount (before giving effect to Section 4.05) for such Distribution Date), but only to cover shortfalls in the distributions and deposits required under clauses (i) through (vi) of Section 4.04(a) in that order; provided that, if the amount of Available Transferor Collections is insufficient to cover such shortfalls for Series 2009-2, as well as any similar shortfalls for other Series, then Available Transferor Collections will be allocated to Series 2009-2 based on the ratio that the Available Subordinated Amount for Series 2009-2 bears to the aggregate Available Subordinated Amount for all Series (including Series 2009-2) having such shortfalls; and, provided, further, that if the amount of Available Transferor Collections exceeds the aggregate amount of such shortfalls for all Series (including Series 2009-2), then the excess Available Transferor Collections will be applied to cover any unpaid Adjustment Payments;

(iii)           from the Reserve Fund Available Amount, but only to cover shortfalls in the distributions and deposits required under clauses (i) through (iv) of Section 4.04(a) in that order; and

(iv)           from the Reallocated Principal Collections for such Distribution Date, but only to cover shortfalls in the distribution required under clause (i) of Section 4.04(a).

(c)           On each Distribution Date, the Servicer will apply, or direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, Available Investor Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions or deposits in the following priority:

(i)           on any Distribution Date during a Controlled Accumulation Period or Early Amortization Period, if the Monthly Principal Amount for such Distribution Date exceeds the amount deposited to the Principal Funding Account from the Excess Funding Account pursuant to clause (i) of Section 4.04(d) on such Distribution Date, the amount of such excess will be withdrawn from the Available Investor Principal Collections on deposit in the Collection Account and deposited into the Principal Funding Account; provided, that on any Distribution Date during an Early Amortization Period, if the sum of (A) such amount deposited to the Principal Funding Account from the Excess Funding Account plus (B) such Available Investor Principal Collections for such Distribution Date is insufficient to fund a deposit to the Principal Funding Account of the Adjusted Invested Amount, then Available Transferor Interest Collections and Available Transferor Principal Collections (with respect to Available Transferor Principal Collections, in an amount not to exceed the Available Subordinated Amount) will be allocated to, or deposited to, the Principal Funding Account in order to pay the remainder of such Adjusted Invested Amount;

(ii)           remaining Available Investor Principal Collections will be treated as Shared Principal Collections with respect to Principal Sharing Group One and applied in accordance with Section 4.08 hereof and Section 8.05(c) of the Indenture; and

(iii)           remaining Available Investor Principal Collections not applied pursuant to clauses (i) and (ii) above will be distributed to the Transferor Interest Account for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement (unless such amount has been netted against deposits into the Collection Account in accordance with Section 8.04(c) of the Indenture), but only to the extent that such balance is not otherwise required to be deposited into the Excess Funding Account pursuant to Section 8.03(b) of the Indenture.

(d)           The Servicer will apply, or will direct the Indenture Trustee to apply by written instruction to the Indenture Trustee, the following amounts, from the Excess Funding Account and the Principal Funding Account to the extent of available funds in such accounts:

(i)           on each Distribution Date during a Controlled Accumulation Period or an Early Amortization Period, the lesser of (A) the Series 2009-2 Excess Funding Amount and (B) the Monthly Principal Amount for such Distribution Date, will be withdrawn from the Excess Funding Account and deposited into the Principal Funding Account; and

    (ii)           on each Distribution Date during a Controlled Accumulation Period or an Early Amortization Period, an amount up to the Monthly Principal Amount for such

Distribution Date will be distributed from the Principal Funding Account to the Paying Agent for payment to the Class A Noteholders.
(e)           The Controlled Accumulation Period is scheduled to commence on the first day of the March 2012 Collection Period; provided, however, that, if the Accumulation Period Length (determined as described below) is less than six Collection Periods, the date on which the Controlled Accumulation Period actually commences will be delayed to the first day of the Collection Period that is the number of whole Collection Periods before the Expected Final Payment Date at least equal to the Accumulation Period Length and, as a result, the number of Collection Periods in the Controlled Accumulation Period will at least equal the Accumulation Period Length. On or before each Determination Date beginning with the Determination Date in the February 2012 Collection Period and ending when the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which will equal the number of whole Collection Periods such that the sum of the Accumulation Period Factors for each Collection Period during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Accumulation Period Length will not be determined to be less than one Collection Period; and provided, further, that the determination of the Accumulation Period Length may be changed at any time upon receipt by the Indenture Trustee of an Officer's Certificate from the Servicer that such change will not have an Adverse Effect.

(f)           The amount of all distributions and deposits that are required to be made by the Indenture Trustee pursuant to Sections 4.04, 4.06, 4.09, 4.10, 4.13 and 4.14 will be set forth in written instructions provided by the Servicer to the Indenture Trustee no later than the second (2nd) Business Day prior to the related Distribution Date or other date on which the related distribution or deposit is required to be made by the Indenture Trustee.

(g)           All distributions that are made by the Indenture Trustee to the Transferor Interest Account for distribution to the holders of the Transferor Interest pursuant to this Indenture Supplement will be made in accordance with such written remittance instructions as may be provided to the Indenture Trustee by the Owner Trustee from time to time.

Section 4.05.   Investor Charge-Offs.

On each Determination Date, the Servicer will calculate the Investor Default Amount, if any, for the related Distribution Date. If the Investor Default Amount for any Distribution Date exceeds the sum of:

(i)           the Available Investor Interest Collections for such Distribution Date applied to fund such Investor Default Amount pursuant to Section 4.04(a)(iv);

(ii)           the Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One for such Distribution Date applied to fund such

Investor Default Amount pursuant to Section 4.04(a)(iv) in accordance with Section 4.04(b)(i);

(iii)           the Available Transferor Collections retained in the Collection Account for such Distribution Date applied to fund such Investor Default Amount pursuant to Section 4.04(a)(iv) in accordance with Section 4.04(b)(ii); and

(iv)           the Reserve Fund Available Amount for such Distribution Date applied to fund such Investor Default Amount pursuant to Section 4.04(a)(iv) in accordance with Section 4.04(b)(iii);

then, if the Available Subordinated Amount is greater than zero (after giving effect to any reductions thereof pursuant to Section 4.04(b)(ii)), a portion of the Available Subordinated Amount for the related Determination Date, in an amount not to exceed the lesser of (1) the Available Subordinated Amount and (2) the amount of such unfunded Investor Default Amount, will be reallocated to the Series 2009-2 Notes in order to avoid a reduction of the Invested Amount. Any excess of the amount of such unfunded Investor Default Amount over the amount of the Available Subordinated Amount reallocated pursuant to this Section will constitute an "Investor Charge-Off" for such Distribution Date and will reduce the Invested Amount. The amount of any Available Subordinated Amount reallocated pursuant to this Section will reduce the Available Subordinated Amount by the amount so reallocated.

Section 4.06.   Reallocated Principal Collections.

On each Distribution Date, the Servicer will apply, or direct the Indenture Trustee by written instruction to the Indenture Trustee to withdraw from the Collection Account and apply, Reallocated Principal Collections with respect to such Distribution Date and apply such amounts on such Distribution Date in accordance with Section 4.04(b)(iv).  If, on any Distribution Date, Reallocated Principal Collections for such Distribution Date are so applied, then, if the Available Subordinated Amount is greater than zero (after giving effect to any reductions thereof pursuant to Sections 4.04(b)(ii) and 4.05), a portion of the Available Subordinated Amount, in an amount not to exceed the lesser of (1) the Available Subordinated Amount and (2) the amount of such Reallocated Principal Collections, will be reallocated to the Series 2009-2 Notes in order to avoid a reduction of the Invested Amount.  The amount of any Available Subordinated Amount reallocated pursuant to this Section will reduce the Available Subordinated Amount by the amount so reallocated.

Section 4.07.   Excess Interest Collections.

Subject to Section 8.05(b) of the Indenture, Excess Interest Collections with respect to the Excess Interest Sharing Series in Excess Interest Sharing Group One for any Distribution Date will be allocated to Series 2009-2 in an amount equal to the product of (i) the aggregate amount of Excess Interest Collections with respect to all the Excess Interest Sharing Series in Excess Interest Sharing Group One for such Distribution Date and (ii) a fraction, the numerator of which is the Interest Collections Shortfall for Series 2009-2 for such Distribution Date and the denominator of which is the aggregate amount of Interest Collections Shortfalls for all the Excess Interest Sharing Series in Excess Interest Sharing Group One for such Distribution Date. The "Interest Collections Shortfall" for Series 2009-2 for any Distribution Date will equal the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to clauses (i) through (xi) of Section 4.04(a) on such Distribution Date, over (b) the Available Investor Interest Collections for such Distribution Date. The "Excess Interest Collections" with respect to Series 2009-2 for any Distribution Date will equal the excess, if any, of (a) the Available Investor Interest Collections for such Distribution Date, over (b) the full amount required to be distributed, without duplication, pursuant to clauses (i) through (xi) of Section 4.04(a) on such Distribution Date.

Section 4.08.   Shared Principal Collections.

Subject to Section 8.05(c) of the Indenture, the aggregate amount of Shared Principal Collections with respect to the Principal Sharing Series in Principal Sharing Group One for any Distribution Date will be allocated to Series 2009-2 in an amount equal to the product of (i) such aggregate amount, times (ii) a fraction, the numerator of which is the Principal Shortfall for Series 2009-2 for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Principal Sharing Series in Principal Sharing Group One for such Distribution Date. The "Principal Shortfall" for Series 2009-2 for any Distribution Date will equal (a) for any Distribution Date with respect to the Revolving Period, zero, and (b) for any Distribution Date with respect to the Controlled Accumulation Period or the Early Amortization Period, the excess, if any, of the Monthly Principal Amount with respect to such Distribution Date, over the amount of Available Investor Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).  The "Shared Principal Collections" with respect to Series 2009-2 for any Distribution Date will equal the excess, if any, of (a) the Available Investor Principal Collections for such Distribution Date (without giving effect to clause (a)(ii) of the definition thereof), over (b) the full amount required to be deposited or distributed, without duplication, pursuant to Section 4.04(c) on such Distribution Date.

Section 4.09.   Available Subordinated Amount.

(a)           On each Distribution Date, the Servicer will apply, or direct the Indenture Trustee by written instruction to the Indenture Trustee to withdraw the Available Transferor Collections on deposit in the Collection Account with respect to such Distribution Date and apply, such amounts to the extent necessary on such Distribution Date in accordance with Section 4.04(b)(ii).  The amount of any such Available Transferor Principal Collections so applied on any Distribution Date will reduce the Available Subordinated Amount by the amount so applied.  The balance of Available Transferor Collections on deposit in the Collection Account on any Distribution Date, after giving effect to any distributions or deposits thereof in accordance with Section 4.04(b)(ii), will be distributed by the Indenture Trustee, at the written direction of the Servicer, to the Transferor Interest Account for distribution to the holders of the Transferor

Interest in accordance with the Trust Agreement, but only to the extent that the Transferor Amount (determined after giving effect to any Principal Receivables or, if applicable, Interests in Other Floorplan Assets transferred to the Issuer on such Distribution Date) exceeds the Required Transferor Amount for the immediately preceding Determination Date.  In addition, during an Early Amortization Period, Available Transferor Interest Collections and Available Transferor Principal Collections (with respect to Available Transferor Principal Collections, in an amount not to exceed the Available Subordinated Amount), will be available for distribution in accordance with Section 4.04(c)(i).  However, the amount of any such Available Transferor Principal Collections so applied on any Distribution Date will not reduce the Available Subordinated Amount by the amount so applied.

(b)           The Available Subordinated Amount may also be reallocated to the Invested Amount in order to avoid a reduction of the Invested Amount pursuant to (i) unfunded Investor Default Amounts pursuant to Section 4.05 or (ii) Reallocated Principal Collections pursuant to Section 4.06. The amount of the Available Subordinated Amount so reallocated on any Distribution Date will reduce the Available Subordinated Amount by the amount so reallocated.

(c)           Notwithstanding any other provision herein, the Transferors may elect to increase the Available Subordinated Amount; provided that the cumulative amount of such increases pursuant to this Section 4.09(c) does not exceed 3.50% of the Class A Initial Principal Balance.

Section 4.10.   Principal Funding Account.

(a)           The Indenture Trustee, for the benefit of the Series 2009-2 Noteholders, will establish and maintain with the Indenture Trustee in the name of the Indenture Trustee, on behalf of the Issuer, a Qualified Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 2009-2 Noteholders (the "Principal Funding Account").  The Principal Funding Account will consist of two segregated subaccounts: (i) the "Principal Funding Account Securities Subaccount" to which financial assets (other than cash and money) credited to the Principal Funding Account will be credited and (ii) the "Principal Funding Account Cash Deposit Subaccount" to which cash and money deposited in the Principal Funding Account will be credited.  The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Principal Funding Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Series 2009-2 Noteholders.  Except as expressly provided in this Indenture Supplement and the Transfer and Servicing Agreements, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Principal Funding Account for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder.  If, at any time, (x) the Principal Funding Account ceases to be a Qualified Account or (y) the Indenture Trustee no longer maintains the Principal Funding Account, then within ten Business Days (or such longer period which satisfies the Rating Agency Condition), the Issuer (or the Servicer on its behalf) will establish a new Principal Funding Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Principal Funding Account and from the date such new Principal Funding Account is established, it will be the "Principal Funding Account."  Any Eligible Institution at which the successor Principal Funding Account is established will deliver a written acceptance of its appointment and will agree to be bound by the provisions in the Indenture relating to the Securities Intermediary and the Bank as they relate to the Principal Funding Account. The Indenture Trustee, at the written direction of the Servicer, will (i) make withdrawals from the Principal Funding Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement and (ii) on each Distribution Date (from and after the commencement of the Controlled Accumulation Period) before the earlier of payment in full of the Series 2009-2 Notes and the Series 2009-2 Final Maturity Date, make deposits into the Principal Funding Account in the amounts specified in, and in accordance with, Section 4.04(d)(i).

(b)           Funds on deposit in the Principal Funding Account will, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee or its nominee for the benefit of the Noteholders. The Indenture Trustee will cause each Eligible Investment to be delivered to it (including a securities intermediary) and will be credited to the Principal Funding Account Securities Subaccount.  Funds on deposit in the Principal Funding Account will be invested in Eligible Investments that will mature so that such funds will be available no later than the following Distribution Date. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Principal Funding Account will be treated as Available Investor Interest Collections with respect to the last day of the related Collection Period.  The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.10(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Transfer and Servicing Agreements.

Section 4.11.    Reserve Fund.

(a)           The Indenture Trustee, for the benefit of the Series 2009-2 Noteholders, will establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuer, a Qualified Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 2009-2 Noteholders (the "Reserve Fund").  The Reserve Fund will consist of two segregated subaccounts: (i) the "Reserve Fund Securities Subaccount" to which financial assets (other than cash and money) credited to the Reserve Fund will be credited and (ii) the "Reserve Fund Cash Deposit Subaccount" to which cash and money deposited in the Reserve Fund will be credited.  The Indenture Trustee will possess all right, title and interest in all

Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Reserve Fund and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Series 2009-2 Noteholders.  Except as expressly provided in this Indenture Supplement and the Transfer and Servicing Agreements, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Reserve Fund for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder.  If, at any time, (x) the Reserve Fund ceases to be a Qualified Account or (y) the Indenture Trustee no longer maintains the Reserve Fund, then within ten Business Days (or such longer period which satisfies the Rating Agency Condition), the Issuer (or the Servicer on its behalf) will establish a new Reserve Fund meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Reserve Fund and from the date such new Reserve Fund is established, it will be the "Reserve Fund."  Any Eligible Institution at which the successor Reserve Fund is established will deliver a written acceptance of its appointment and will agree to be bound by the provisions in the Indenture relating to the Securities Intermediary and the Bank as they relate to the Reserve Fund.  The Indenture Trustee, at the written direction of the Servicer, will make deposits to and withdrawals from the Reserve Fund from time to time, in the amounts and for the purposes set forth in this Indenture Supplement.

(b)           Funds on deposit in the Reserve Fund will, at the written direction of the Servicer, be invested by the Indenture Trustee or its nominee (including the Securities Intermediary) in Eligible Investments selected by the Servicer.  All such Eligible Investments will be held by the Indenture Trustee or its nominee for the benefit of the Series 2009-2 Noteholders.  The Indenture Trustee will cause each Eligible Investment to be delivered to it or its nominee (including a securities intermediary) and will be credited to the Reserve Fund Securities Subaccount.  Funds on deposit in the Reserve Fund will be invested in Eligible Investments that will mature so that such funds will be available no later than the following Distribution Date.  On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Fund will be treated as Available Investor Interest Collections for such Distribution Date.  The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.11(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Transfer and Servicing Agreements.

(c)           The Reserve Fund will be funded by the Transferors on the Closing Date in the amount of the Reserve Fund Initial Amount, and will be increased and decreased thereafter as described herein.

(d)           If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Reserve Fund, the amount on deposit in the Reserve Fund (excluding amounts relating to investment earnings) exceeds the Reserve Fund Required Amount then in effect, the Indenture Trustee will, at the written direction of the Servicer, distribute such excess to the Transferor Interest Account for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement.

(e)           Upon the earlier to occur of the date on which the Series 2009-2 Notes are paid in full and the Series Final Maturity Date, any funds remaining in the Reserve Fund, after giving effect to any deposits and withdrawals made therefrom on such date, will be treated as Available Investor Principal Collections.  The Reserve Fund will thereafter be deemed to have terminated for purposes of this Indenture Supplement.

Section 4.12.   Determination of LIBOR.

(a)           On each LIBOR Determination Date, the Indenture Trustee will determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on such date.  If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period.  The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks for a one-month period.

(b)           On each LIBOR Determination Date, the Indenture Trustee will send to the Servicer, the Issuer and the Administrator by facsimile transmission, notification of LIBOR for the following Interest Period.

(c)           The Servicer will provide on the Distribution Date Statement the Class A Note Interest Rate applicable to each Distribution Date.  On each Distribution Date, the Class A Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by the Series 2009-2 Noteholders through the Indenture Trustee's internet website, which initially is located at http://GCTInvestorreporting.bnymellon.com.

(d)           Other than the determination of LIBOR as provided for herein, all other determinations and calculations provided for in this Indenture Supplement will be made by the Servicer.

Section 4.13.   Accumulation Period Reserve Account.

(a)           The Indenture Trustee, for the benefit of the Series 2009-2 Noteholders, will establish and maintain with the Indenture Trustee or its nominee in the name of the Indenture Trustee, on behalf of the Issuer, a Qualified Account (including any subaccounts thereof) bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Series 2009-2 Noteholders (the "Accumulation Period Reserve Account"). The Accumulation Period Reserve Account will consist of two segregated subaccounts: (i) the "Accumulation Period Reserve Account Securities Subaccount" to which financial assets (other than cash and money) credited to the Accumulation Period Reserve Account will be credited and (ii) the "Accumulation Period Reserve Account Cash Deposit Subaccount" to which cash and money deposited in the Accumulation Period Reserve Account will be credited.  The Indenture Trustee will possess all right, title and interest in all Eligible Investments and all monies, cash, instruments, securities, securities entitlements, documents, certificates of deposit and other property from time to time on deposit in or credited to the Accumulation Period Reserve Account and in all interest, proceeds, earnings, income, revenue, dividends and other distributions thereof (including any accrued discount realized on liquidation of any investment purchased at a discount) for the benefit of the Series 2009-2 Noteholders. Except as expressly provided in this Indenture Supplement and the Transfer and Servicing Agreements, the Servicer agrees that it has no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds and other property held in the Accumulation Period Reserve Account for any amount owed to it by the Indenture Trustee, the Issuer or any Noteholder. If, at any time, (x) the Accumulation Period Reserve Account ceases to be a Qualified Account or (y) the Indenture Trustee no longer maintains the Accumulation Period Reserve Account, then within ten Business Days (or such longer period which satisfies the Rating Agency Condition), the Issuer (or the Servicer on its behalf) will establish a new Accumulation Period Reserve Account meeting the conditions specified above, transfer any monies, instruments, securities, security entitlements, documents, certificates of deposit and other property to such new Accumulation Period Reserve Account and from the date such new Accumulation Period Reserve Account is established, it will be the "Accumulation Period Reserve Account." Any Eligible Institution at which the successor Accumulation Period Reserve Account is established will deliver a written acceptance of its appointment and will agree to be bound by the provisions in the Indenture relating to the Securities Intermediary and the Bank as they relate to the Accumulation Period Reserve Account. The Indenture Trustee, at the direction of the Servicer, will (i) make withdrawals from the Accumulation Period Reserve Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement, and (ii) on each Distribution Date beginning on the Accumulation Period Reserve Account Funding Date and before the termination of the Accumulation Period Reserve Account as provided below, make deposits into the Accumulation Period Reserve Account in the amount of the Accumulation Period Reserve Account Deposit Amount for such Distribution Date from: (1) Available Investor Interest Collections for such Distribution Date as applied in accordance with Section 4.04(a)(vii) and (2) Excess Interest Collections available from other outstanding Series in Excess Interest Sharing Group One for such Distribution Date as applied in accordance with Section 4.04(b)(i).

(b)           Funds on deposit in the Accumulation Period Reserve Account will, at the written direction of the Servicer, be invested by the Indenture Trustee (including the Securities Intermediary) in Eligible Investments selected by the Servicer. All such Eligible Investments will be held by the Indenture Trustee or its nominee for the benefit of the Noteholders.  The Indenture Trustee will cause each Eligible Investment to be delivered to it (including a securities intermediary) and will be credited to the Accumulation Period Reserve Account Securities Subaccount. Funds on deposit in the Accumulation Period Reserve Account will be invested in Eligible Investments that will mature so that such funds will be available no later than the following Distribution Date. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Accumulation Period Reserve Account will be treated as Available Investor Interest Collections with respect to the last day of the related Collection Period. The Indenture Trustee will bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.13(b) nor for the selection of Eligible Investments in accordance with the provisions of this Indenture Supplement, the Indenture or the Transfer and Servicing Agreements.

(c)           On or before each Distribution Date with respect to the Controlled Accumulation Period and on or before the first Distribution Date with respect to the Early Amortization Period beginning after the commencement of the Controlled Accumulation Period, the Servicer will calculate the Accumulation Period Reserve Draw Amount; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit into the Accumulation Period Reserve Account pursuant to Sections 4.04(a)(vii) and 4.04(b)(i) on such Distribution Date. If for any Distribution Date, the Accumulation Period Reserve Draw Amount is greater than zero, the Accumulation Period Reserve Draw Amount, up to the Accumulation Period Reserve Account Available Amount, will be withdrawn from the Accumulation Period Reserve Account on such Distribution Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer) and deposited into the Collection Account for application as Available Investor Interest Collections.

(d)           If on any Distribution Date, after giving effect to all withdrawals from and deposits to the Accumulation Period Reserve Account, the amount on deposit in the Accumulation Period Reserve Account exceeds the Accumulation Period Reserve Account Required Amount then in effect, the Indenture Trustee will, at the written direction of the Servicer, distribute such excess to the Transferor Interest Account for distribution to the holders of the Transferor Interest in accordance with the Trust Agreement.

(e)           Upon the earliest to occur of (i) the payment in full of the Series 2009-2 Notes, (ii) the first Distribution Date relating to the Early Amortization Period and (iii) the Series 2009-2 Final Maturity Date, any funds remaining in the Accumulation Period Reserve Account, after withdrawal of funds therefrom on such date in accordance with Section 4.13(c), will be treated as Available Investor Interest Collections.  The Accumulation Period Reserve Account will thereafter be deemed to have terminated for purposes of this Indenture Supplement.

Section 4.14.   Investment Instructions.

Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee by no later than 10:00 a.m. (New York City time) on the date such investment is to be made. Any such investment instructions may be in the form of standing instructions given to the Indenture Trustee by the Servicer. If the Indenture Trustee receives such investment instructions later than such time, the Indenture Trustee may, but is not obligated to, make such investment.  If the Indenture Trustee is unable to make an investment required in any investment instructions received by the Indenture Trustee after 10:00 a.m. (New York City time) on such day, such investment will be made by the Indenture Trustee on the next succeeding Business Day.  In no event will the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 10:00 a.m. (New York City time) on the day such investment is requested to be made.

ARTICLE V

Delivery of Series 2009-2 Notes;
Distributions; Reports to Series 2009-2 Noteholders

Section 5.01.   Delivery and Payment for Series 2009-2 Notes.

The Indenture Trustee will authenticate the Series 2009-2 Notes in accordance with Section 2.03 of the Indenture.  The Indenture Trustee will deliver the Series 2009-2 Notes to the Issuer when so authenticated.

Section 5.02.   Note Owner Representations.

Each Series 2009-2 Note Owner, by its acceptance of an interest in the Series 2009-2 Notes, is deemed to represent, warrant and covenant to the Issuer, the Servicer and the Indenture Trustee that:

(a)           either (i) it is not a Benefit Plan and is not acting on behalf of or investing the assets of a Benefit Plan or (ii) its acquisition and holding of Series 2009-2 Notes or any beneficial interests therein does not and will not constitute a non-exempt prohibited transaction under ERISA or the Code by reason of the applicability of a statutory or administrative exemption from the prohibited transaction rules (or, if it is a Benefit Plan subject to any Similar Law, or is acting on behalf of or investing the assets of such a Benefit Plan, its acquisition and holding of the Series 2009-2 Notes or any beneficial interests therein does not constitute and will not result in a violation of such Similar Law); and

(b)           it will treat the Series 2009-2 Notes for U.S. federal, state and local income and franchise tax purposes as indebtedness secured by the Trust Assets.

Section 5.03.   Distributions.

(a)           On each Distribution Date, the Paying Agent will distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class A Notes (based solely on the information contained in the Distribution Date Statement) pursuant to this Indenture Supplement.

(b)           On each Distribution Date, the Paying Agent will distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay principal of the Class A Notes (based solely on the information contained in the Distribution Date Statement) pursuant to this Indenture Supplement.

(c)           The distributions to be made pursuant to this Section are subject to the provisions of Sections 2.03(c) and 6.01 of the Transfer and Servicing Agreements and Section 11.02 of the Indenture.

(d)           Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 2009-2 Noteholders hereunder will be made by (i) check mailed to each Series 2009-2 Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Series 2009-2 Notes registered in the name of the nominee of the Clearing Agency, such distribution will be made in immediately available funds and (ii) without presentation or surrender of any Series 2009-2 Note or the making of any notation thereon.

(e)           The Indenture Trustee will have no duty to make any deposits or distributions or any other payments under this Indenture Supplement unless and until it has sufficient cash to make such payments and it has received written instructions from the Servicer as to such deposits, distributions and payments.

Section 5.04.   Reports and Statements to Series 2009-2 Noteholders.

(a)           On each Distribution Date, the Paying Agent, on behalf of the Indenture Trustee, will mail or deliver to each Series 2009-2 Noteholder a statement (a "Distribution Date Statement") substantially in the form of Exhibit B prepared by the Servicer; provided, however, that, in lieu of the Paying Agent's mailing or delivering such statement, the Indenture Trustee may make such statement available to the Series 2009-2 Noteholders through the Indenture Trustee's internet website, which initially is located at http://GCTInvestorreporting.bnymellon.com.

(b)           No later than the second Business Day preceding each Distribution Date, the Servicer will deliver to the Owner Trustee, the Indenture Trustee, the Paying Agent and each Rating Agency (i) a statement substantially in the form of Exhibit B prepared by the Servicer and (ii) a certificate of an Authorized Officer of the Servicer substantially in the form of Exhibit C; provided that the Servicer may amend the form of Exhibit B and Exhibit C from time to time.

(c)           A copy of each statement or certificate provided pursuant to Section 5.04(a) or (b) may be obtained by any Series 2009-2 Noteholder by a request in writing to the Servicer.

(d)           If required by law, on or before January 31 of each calendar year, beginning with calendar year 2010, the Paying Agent, on behalf of the Indenture Trustee, will furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2009-2 Noteholder, a statement prepared by the Servicer containing the information that is required to be contained in the statements to the Series 2009-2 Noteholders, as set forth in Section 5.04(a), aggregated for the preceding calendar year, together with other information as is required to be provided by an issuer of indebtedness under the Code; provided, however, that, in lieu of the Paying Agent's mailing or delivering such statement, the Indenture Trustee may make such statement available to the Series 2009-2 Noteholders through the Indenture Trustee's internet website, which initially is located at http://GCTInvestorreporting.bnymellon.com.  Such obligation of the Servicer will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

Section 5.05.    Register.

The Indenture Trustee will maintain at the Corporate Trust Office a register for the recordation of the names and addresses of the Series 2009-2 Noteholders and principal amount of unpaid Series 2009-2 Notes owing to, each Series 2009-2 Noteholder from time to time (the "Register").  The entries in the Register will be conclusive and binding for all purposes, absent manifest error, and the Administrator and the Servicer, in each case on behalf of the Issuer and the Series 2009-2 Noteholders, may treat each Person whose name is recorded in the Register as a Series 2009-2 Noteholder hereunder for all purposes of this Agreement.  The Register will be available for inspection by the Administrator, the Servicer or the Indenture Trustee at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE VI

Series 2009-2 Amortization Events

Section 6.01.   Series 2009-2 Amortization Events.

If any one of the following events occurs with respect to the Series 2009-2 Notes:

(i)           failure by either Transferor (a) to make any payment or deposit required by the terms of the related Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (b) to observe or perform in any material respect any other covenants or agreements of such Transferor set forth in the related Transfer and Servicing Agreement, the Indenture or this Indenture Supplement that has an Adverse Effect on the Series 2009-2 Noteholders and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to such Transferor by the Indenture Trustee, or to such Transferor and the Indenture Trustee by any Holder of the Series 2009-2 Notes, and, in either case, continues to affect materially and adversely the interests of the Series 2009-2 Noteholders for the designated period;

(ii)           any representation or warranty made by either Transferor in the related Transfer and Servicing Agreement, the Indenture or this Indenture Supplement, or any information contained in a computer file or other list required to be delivered by such Transferor pursuant to the related Transfer and Servicing Agreement proves to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to such Transferor by the Indenture Trustee, or to such Transferor and the Indenture Trustee by any Holder of the Series 2009-2 Notes and as a result of which the interests of the Series 2009-2 Noteholders are materially and adversely affected and continue to be affected materially and adversely for the designated period; provided, however, that a Series 2009-2 Amortization Event pursuant to this clause (ii) will not be deemed to have occurred hereunder if such Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the related Transfer and Servicing Agreement;

(iii)           any Servicer Default occurs that has an Adverse Effect on the Series 2009-2 Noteholders;

(iv)           the Class A Note Principal Balance is not paid in full on the Expected Final Payment Date;

(v)           the average of the Monthly Principal Payment Rates for the three preceding Collection Periods is less than 21%;

(vi)           on any Determination Date, the Available Subordinated Amount for the next succeeding Distribution Date is less than the Required Subordinated Amount after giving effect to any distributions to be made on such Distribution Date, and continues unremedied for a period of five Business Days after such Distribution Date; provided that, for the purpose of determining whether a Series 2009-2 Amortization Event has occurred pursuant to this clause (vi), any reduction of the Available Subordinated

Amount resulting from reallocations of the Available Transferor Principal Collections to pay interest on the Series 2009-2 Notes if LIBOR is equal to or greater than the prime rate upon which interest on the receivables is calculated on the applicable LIBOR Determination Date will be considered a Series 2009-2 Amortization Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date;

(vii)           the amounts on deposit in the Excess Funding Account exceed 30% of the sum of the adjusted invested amounts of all outstanding Series (including Series 2009-2) for three consecutive Collection Periods, after giving effect to any distributions to be made on each related Distribution Date; or

(viii)           the occurrence of an Event of Default with respect to Series 2009-2 and an acceleration of the maturity of the Series 2009-2 Notes pursuant to Section 5.03 of the Indenture.

then, in the case of any event described in clauses (i) through (iii) above, after any applicable grace period, either the Indenture Trustee or the Holders of at least a majority of the Outstanding Amount of Series 2009-2 Notes by notice then given in writing to the Transferors and the Servicer (and to the Indenture Trustee if given by the Series 2009-2 Noteholders) may declare that an amortization event with respect to the Series 2009-2 Notes (a "Series 2009-2 Amortization Event") has occurred as of the date of such notice, and, in the case of any event described in clauses (iv) through (viii) above, a Series 2009-2 Amortization Event, will occur without any notice or other action on the part of the Indenture Trustee or the Series 2009-2 Noteholders immediately upon the occurrence of the event.

ARTICLE VII

Series Final Maturity; Final Distributions

Section 7.01.   Series Final Maturity.

(a)           The amount to be paid by the Transferors with respect to Series 2009-2 in connection with a reassignment of the Noteholders' Collateral pursuant to Section 2.03(c) or 6.01 of the Transfer and Servicing Agreements will be the Reassignment Amount for the first Distribution Date following the Collection Period in which the reassignment obligation arises under the Transfer and Servicing Agreements. With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 2.03(c) or 6.01 of the Transfer and Servicing Agreements or the proceeds from any Foreclosure Remedy pursuant to Section 5.05 of the Indenture, the Indenture Trustee will, in accordance with the written direction of the Servicer, no later than 11:00 a.m. (New York City time) on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds (A) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders and (B) an amount equal to the sum of (1) the Class A Monthly Interest for such Distribution Date, (2) any Class A Monthly Interest previously due but not paid to the Class A Noteholders on prior Distribution Dates and (3) any Class A Additional Interest for such Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders on such Distribution Date.

(b)           Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Transfer and Servicing Agreements, (i) all amounts distributed to the Paying Agent pursuant to Section 7.01(a) for payment to the Series 2009-2 Noteholders will be deemed distributed in full to the Series 2009-2 Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and will be deemed to be a final distribution pursuant to Section 11.02 of the Indenture and (ii) if the amounts available for final distribution to the Series 2009-2 Noteholders and to the Noteholders of any other Series on any Distribution Date are less than the full amount required to be so distributed, the available amounts will be allocated to each Series based on the respective amounts required to be distributed to each such Series (including Series 2009-2) on such Distribution Date.

ARTICLE VIII

Miscellaneous Provisions

Section 8.01.   Ratification of Agreement.

As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement is to be read, taken and construed as one and the same instrument.

Section 8.02.   Form of Delivery of Series 2009-2 Notes.

The Series 2009-2 Notes will be delivered as Registered Notes as provided in Section 2.01 of the Indenture.

Section 8.03.   Counterparts.

This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which will be an original, but all of which will constitute one and the same instrument.

Section 8.04.   Governing Law.

This Indenture Supplement and each Series 2009-2 Note are to be construed in accordance with and governed by the laws of the State of New York without regard to its conflicts of laws principles.

Section 8.05.   Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and are not intended to affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

Ford Credit Floorplan Master Owner Trust A, as Issuer

By:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Melissa A. Rosal
Name: Melissa A. Rosal
Title: Vice President

The Bank of New York Mellon
(formerly known as The Bank of New York), not in its individual capacity, but solely as Indenture Trustee, Securities Intermediary and Bank

By:	/s/ Esther Antoine
Name: Esther Antoine
Title: Assistant Treasurer

[Signature Page to Series 2009-2 Indenture Supplement]

Exhibit A

Form of Class A Note

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1974, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "SIMILAR LAW"), OR (II) ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE BY REASON OF THE APPLICABILITY OF A STATUTORY OR ADMINISTRATIVE EXEMPTION FROM THE PROHIBITED TRANSACTION RULES (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS ACQUISITION AND HOLDING OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN DOES NOT CONSTITUTE AND WILL NOT RESULT IN A VIOLATION OF SUCH SIMILAR LAW).

Registered	$______________1
No. A-__	CUSIP No. 34528Q AH7
ISIN No. US34528QAH74

Ford Credit Floorplan Master Owner Trust A

Series 2009-2 Floating Rate Asset Backed Notes, Class A

Ford Credit Floorplan Master Owner Trust A (herein referred to as the "Issuer"), a Delaware statutory trust governed by the Amended and Restated Trust Agreement, dated as of August 1, 2001, for value received, hereby promises to pay to ___________________________, or registered assigns, subject to the following provisions, the principal sum of ________________________________ ______________ Dollars, or such greater or lesser amount as determined in accordance with the Indenture and the Indenture Supplement (each referred to herein), on the September 2014 Distribution Date (the "Series 2009-2 Final Maturity Date"), except as otherwise provided below or in the Indenture or the Indenture Supplement.  Beginning on November 16, 2009 and on each Distribution Date thereafter until the principal amount of this Class A Note is paid in full, the Issuer will pay interest on the unpaid principal amount of this Class A Note at an annual rate equal to the sum of LIBOR and 1.55% (the "Class A Note Interest Rate"), as determined pursuant to the Indenture Supplement. Interest on this Class A Note will begin accruing from October 9, 2009 (the "Closing Date") and will be payable in arrears on each Distribution Date, computed on the basis of a 360-day year and the actual number of days elapsed. The principal of this Class A Note will be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class A Note set forth on the reverse hereof, which will have the same effect as though fully set forth on the face of this Class A Note.

Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class A Note will not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

___________________________

1	Denominations of $100,000 and integral multiples of $1,000 in excess thereof.

In Witness Whereof, the Issuer has caused this Class A Note to be duly executed.

Ford Credit Floorplan Master Owner Trust A, as Issuer

By:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Dated: ________, _____

Indenture Trustee's Certificate of Authentication

This is one of the Class A Notes described in the within-mentioned Indenture.

The Bank of New York Mellon
(formerly known as The Bank of New York), not in its individual capacity, but solely as Indenture Trustee

By:
Authorized Officer

Ford Credit Floorplan Master Owner Trust A
Series 2009-2 Floating Rate Asset Backed Notes, Class A

Summary of Terms and Conditions

This Class A Note is one of a duly authorized issue of Notes of the Issuer, designated as the Series 2009-2 Floating Rate Asset Backed Notes (the "Notes"), issued under the Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of May 1, 2008 (as amended and supplemented, the "Indenture"), between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2009-2 Indenture Supplement, dated as of October 1, 2009 (the "Indenture Supplement" and, together with the Indenture, the "Series Agreement"), and representing the right to receive certain payments from the Issuer. The Notes are subject to all of the terms of the Series Agreement. All terms used in this Class A Note that are defined in the Series Agreement have the meanings assigned to them in or pursuant to the Series Agreement.  In the event of any conflict or inconsistency between the Series Agreement and this Class A Note, the Series Agreement controls.

The Noteholder, by its acceptance of this Class A Note, agrees that it will look solely to the property of the Issuer allocated to the payment of the Notes for payment hereunder and under the Series Agreement and that the Indenture Trustee is not liable to the Noteholders for any amount payable under the Notes or the Series Agreement or, except as expressly provided in the Series Agreement, subject to any liability under the Series Agreement.

This Class A Note does not purport to summarize the Series Agreement and reference is made to the Series Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee.

The Class A Note Initial Principal Balance is $1,500,000,000.  The Class A Note Principal Balance on any date of determination will be an amount equal to (a) the Class A Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to the Class A Noteholders on or before such date.

The Expected Final Payment Date is the September 2012 Distribution Date, but principal with respect to the Class A Notes may be paid earlier or later under certain circumstances described in the Series Agreement.  Payments of principal of the Notes will be payable in accordance with the provisions of the Series Agreement.

Subject to the terms and conditions of the Series Agreement, the Transferors may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of notes.

On each Distribution Date, the Paying Agent will distribute to each Class A Noteholder of record on the related Record Date (except for the final distribution in respect of this Class A Note) such Class A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest and principal on the Class A Notes pursuant to the Indenture Supplement. Except as provided in the Series Agreement with respect to a final distribution, distributions to the Noteholders will be made by (a) check mailed to each Noteholder (at such Noteholder's address as it appears in the Note Register), except that with respect to any Notes registered in the name of the nominee of the Clearing Agency, such distribution will be made in immediately available funds and (b) without presentation or surrender of any Note or the making of any notation thereon.  Final payment of this Class A Note will be made only upon presentation and surrender of this Class A Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholders in accordance with the Series Agreement.

This Class A Note does not represent an obligation of, or an interest in, the Transferors, Ford Motor Credit Company LLC, Ford Motor Company or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.

Each Noteholder, by accepting a Note, hereby covenants and agrees that it will not at any time institute against the Issuer or the Transferors, or join in instituting against the Issuer or the Transferors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as otherwise provided in the Indenture Supplement, the Class A Notes are issuable only in minimum denominations of $100,000 and integral multiples of $1,000. The transfer of this Class A Note will be registered in the Note Register upon surrender of this Class A Note for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Transfer Agent and Registrar, duly executed by the Class A Noteholder or such Class A Noteholder's attorney, and duly authorized in writing with such signature guaranteed, and thereupon one or more new Class A Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

As provided in the Series Agreement and subject to certain limitations therein set forth, Class A Notes are exchangeable for new Class A Notes in any authorized denominations and of like aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Transfer Agent and Registrar. No service charge may be imposed for any such exchange but the Issuer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuer, the Transferors, the Indenture Trustee and any agent of the Issuer, the Transferors or the Indenture Trustee will treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and none of the Issuer, the Transferors, the

Indenture Trustee or any agent of the Issuer, the Transferors or the Indenture Trustee will be affected by notice to the contrary.

The holder of this Class A Note, by its acceptance hereof, and the owner of a beneficial interest in this Class A Note, by its acceptance of such beneficial interest, covenant and agree that (a) they will not at any time institute against the Issuer or the Transferors, or join in instituting against the Issuer or the Transferors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Indenture Supplement or any of the other related transaction documents and (b) if any Transferor becomes a debtor or debtor in possession in a case under any applicable United States federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, any claim that the holders of the Notes of any Series may have at any time against the Issuer's assets allocated in accordance with the Indenture to any Series unrelated to such Notes, and any claim that the holders of such Notes have at any time against the Transferors that they may seek to enforce against such Issuer's assets allocated to any unrelated Series, will be subordinate to the payment in full (including post-petition interest) of the claims of the holders of any Notes of such unrelated Series and of the holders of any other notes, bonds, contracts or other obligations relating to such unrelated Series.

The holder of this Class A Note, by acceptance of this Class A Note, and each holder of a beneficial interest therein, agree to treat the Class A Notes as indebtedness of the Issuer for applicable United States federal, state and local income and franchise tax purposes.

This Class A Note is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.

Assignment

Social Security or other identifying number of assignee________________________

For Value Received, the undersigned hereby sells, assigns and transfers unto

_____________________________________

_____________________________________

_____________________________________

_____________________________________
(name and address of assignee)

the within note and all rights thereunder, and hereby irrevocably constitutes and appoints
_________________________________________________________, attorney, to transfer said note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________________                                                                ___________________________________1
Signature Guaranteed:

__________________________________
__________________________

1
NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit B

Form of Distribution Date Statement

______________________________

Ford Credit Floorplan Master Owner Trust A

Series 2009-2 Floating Rate Asset Backed Notes

______________________________

Pursuant to the Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of May 1, 2008 (as amended and supplemented, the "Indenture"), between Ford Credit Floorplan Master Owner Trust A (the "Issuer") and The Bank of New York Mellon (formerly known as The Bank of New York), as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2009-2 Indenture Supplement, dated as of October 1, 2009 (as amended and supplemented, the "Indenture Supplement" and, together with the Indenture, the "Series Agreement"), Ford Motor Credit Company LLC ("Ford Credit") as Servicer under the Transfer and Servicing Agreements (as defined in the Series Agreement) is required to prepare certain information each month regarding current distributions to the Series 2009-2 Noteholders and the performance of the Issuer during the previous month.

Capitalized terms used in this Distribution Date Statement have their respective meanings set forth in the Series Agreement.

The information that is required to be prepared with respect to the Distribution Date of __________, and with respect to the performance of the Issuer during the month of __________ is set forth below.

In Witness Whereof, the undersigned has caused this Distribution Date Statement to be duly executed by the its duly authorized officer as of [______________], 20[__].

Ford Motor Credit Company LLC,
as Servicer
By:
Name:
Title:

B-1

Exhibit C

Form of Monthly Allocation and Payment

Instructions to Indenture Trustee

______________________________

Ford Credit Floorplan Master Owner Trust A

Series 2009-2 Floating Rate Asset Backed Notes

______________________________

The undersigned, a duly authorized representative of Ford Motor Credit Company LLC ("Ford Credit"), as Servicer pursuant to (i) the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of October 1, 2009 (as amended and supplemented, the "FCF Corp Transfer and Servicing Agreement"), among Ford Credit, Ford Credit Floorplan Master Owner Trust A (the "Issuer") and Ford Credit Floorplan Corporation and (ii) the Fourth Amended and Restated Transfer and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of October 1, 2009 (as amended and supplemented, the "FCF LLC Transfer and Servicing Agreement"), among Ford Credit, the Issuer and Ford Credit Floorplan LLC, does hereby certify as follows:

1.           Capitalized terms used in this Certificate have their respective meanings set forth in the FCF Corp Transfer and Servicing Agreement and the FCF LLC Transfer and Servicing Agreement (collectively, the "Transfer and Servicing Agreements") or the Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of May 1, 2008 (as amended and supplemented, the "Indenture"), between the Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2009-2 Indenture Supplement, dated as of October 1, 2009 (as amended and supplemented, the "Indenture Supplement" and, together with the Indenture, the "Series Agreement"), as applicable.

2.           Ford Credit is the Servicer.

3.           The undersigned is an Authorized Officer of the Servicer.

4.           As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Transfer and Servicing Agreements and the Series Agreement through the Collection Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by the Servicer, if any, to remedy such default and (iii) the current status of each such default]; if applicable, insert "None".

C-1

5.           As of the date hereof, to the best knowledge of the undersigned, no Amortization Event occurred on or before such date.

6.           The Monthly Allocation and Payment Instructions are as follows:

In Witness Whereof, the undersigned has caused this Certificate to be duly executed by the its duly authorized officer as of [______________], 20[__].

Ford Motor Credit Company LLC,
as Servicer
By:
Name:
Title:

C-2